Calculation of Filing Fee Tables
S-8
ABUNDIA GLOBAL IMPACT GROUP, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share, issuable under the Abundia Global Impact Group, Inc. 2025 Equity Incentive Plan	Other	1,000,000	$ 1.12	$ 1,120,000.00	0.0001381	$ 154.67
Total Offering Amounts:						$ 1,120,000.00		$ 154.67
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 154.67
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (the "Common Stock"), of Abundia Global Impact Group, Inc. (the "Registrant") that may from time to time be offered or issued to prevent dilution from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock. Represents the number of shares of Common Stock reserved for issuance pursuant to the Registrant's 2025 Equity Incentive Plan, as amended (the "2025 Plan"). Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall cover an indeterminate number of shares of Common Stock to be offered or sold pursuant to the 2025 Plan. Estimated in accordance with Rule 457(c) and 457(h)(1) under the Securities Act, solely for the purpose of calculating the applicable registration fee. The proposed maximum offering price per share of Common Stock represents the average of the high and low prices of the Common Stock as reported on the NYSE American LLC on June 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources